Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Addus HomeCare Corporation

Frisco, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-214988) and Form S-8 (No. 333-190433, 333-164413, and 333-219946) of Addus HomeCare Corporation of our report dated March 15, 2017, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois

March 15, 2019